Exhibit (21)

	    LIST OF SUBSIDIARIES OF THE HARTFORD STEAM BOILER
		     INSPECTION AND INSURANCE COMPANY*

                                         						   STATE/JURISDICTION OF
NAME OF COMPANY                                   INCORPORATION/FORMATION

The Allen Insurance Company                             Bermuda
The Boiler Inspection and Insurance
 Company of Canada (wholly owned by
 HSB Engineering Insurance Limited)                     Canada
EIG Co.                                                 Delaware
The Hartford Steam Boiler Inspection
  and Insurance Company of Connecticut                  Connecticut
The Hartford Steam Boiler Inspection and
 Insurance Company of Texas                             Texas
Hartford Steam Boiler Inspection
 Technologies                                           California
Hartford Steam Boiler International GmbH                Germany
Hartford Steam Boiler (Singapore) PTE Ltd.              Singapore
HSB Associates, Inc.                                    New York
HSB Club, Inc.                                          Connecticut
HSB Engineering Insurance Limited
 (wholly-owned by EIG Co.)                              England
HSB Investment Corporation                              Connecticut
HSB Professional Loss Control, Inc.                     Tennessee
HSB Reliability Technologies Corp.                      Florida
Hemisphere Consulting Corp.
 (wholly-owned by HSB Reliability
 Technologies Corp.)                                    Florida
One State Street Intermediaries
 (wholly-owned by HSB Associates, Inc.)                 Connecticut
The Polytechnic Club, Inc.                              Connecticut
Radian Corporation                                      Texas
Ra-Hart Investment Company                              Texas
Radian International LLC                                Delaware
 (40% owned by Radian Corporation)


* This list omits certain subsidiaries which considered in the aggregate as a single subsidiary, would not constitute a significant subsidiary.